Exhibit 107

Calculation of Filing Fee Tables

Form S-8

(Form Type)

Old Second Bancorp, Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	Equity	Common Stock, par value $1.00 per share	Rule 457(c) and Rule 457(h)	800,000(1)	$16.63(2)	$13,304,000(2)	0.00015310	$2,036.84(3)	-	-	-	-
Fees Previously Paid	-	-	-	-	-	-		-	-	-	-	-
Carry Forward Securities
Carry Forward Securities	N/A	N/A	N/A	N/A		N/A			N/A	N/A	N/A	N/A
	Total Offering Amounts							$2,036.84
	Total Fees Previously Paid							0.00
	Total Fee Offsets							0.00
			Net Fee Due					$2,036.84

(1)	Represents additional shares of common stock issuable under the Old Second Bancorp, Inc. 2019 Equity Incentive Plan, as amended and restated through May 20, 2025. In addition to such shares, pursuant to Rule 416(a) under the Securities Act, this Registration Statement covers an undetermined number of shares of common stock of the registrant that may become issuable to prevent dilution from stock splits, stock dividends or similar transactions with respect to the shares registered hereunder.
(2)	Estimated solely for the purpose of calculating the registration fee, in accordance with Rule 457(c) and Rule 457(h) under the Securities Act, on the average of the high and low prices for Old Second Bancorp, Inc.’s common stock on The NASDAQ Global Select Market on May 27, 2025, a date within five business days prior to filing this Registration Statement.
(3)	Determined in accordance with Section 6(b) of the Securities Act at a rate equal to $153.10 per $1,000,000 of the proposed maximum aggregate offering price.